Exhibit 4.06


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). THEREFORE THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. HOWEVER, THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE ACT.

                              WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                  CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.,
                             A DELAWARE CORPORATION


     FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, _____________________________ or its assignee as provided herein ("Warrant Holder") is entitled to purchase from CANADIAN ROCKPORT HOMES INTERNATIONAL, Inc., a Delaware corporation, with its business address at 700 West Pender Street, Suite 507, Vancouver, B.C., Canada, V6C 1G8 ("CRHI"), at a price per share as set forth in paragraph 1 hereof ("Warrant Exercise Price"), the number of fully paid and non-assessable shares of common stock, as set forth in paragraph 2 hereof.

     1.     Warrant  Exercise  Price.  The Warrant Exercise Price shall be $7.00
            ------------------------
per share for each Warrant. The Warrant may be exercised, in whole, or in part, from time to time during the Warrant's Term by the Warrant Holder.

     2.     Number  of  Shares.  The  number of Shares of common stock, issuable
            ------------------
upon exercise of this Warrant shall be ______ Shares of common stock of CRHI. In the event that the Warrant is exercised for less than the full number of issuable shares, a new Warrant shall be issued for the number of shares remaining to be issued.

     3.     No  Shareholder  Rights.  This Warrant shall not entitle the Warrant
            -----------------------
Holder  to  any  of  the  rights  of  a  shareholder  of  CRHI.

     4.     Reservation  of  Common  Stock.  At  all  times during the period in
            ------------------------------
which this Warrant is exercisable, CRHI shall have authorized and reserved shares of its common stock sufficient to provide for the exercise of this Warrant in whole and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to permit the exercise of this Warrant, CRHI shall take such action as shall be necessary to increase the number of its authorized but unissued shares of common stock in order to allow the exercise of this Warrant. CRHI's issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for common stock upon the exercise of this Warrant.

     5.     Exercise  of  Warrant.
            ---------------------

     5.1    Exercise.  This  Warrant  may be exercised by the Warrant Holder, in
            --------
whole or in part, from time to time, by the surrender of this Warrant at the principal office of CRHI, together with instructions as to the number of shares for which the Warrant is being exercised, substantially in the form attached hereto as Exhibit "A," duly completed and executed by Warrant Holder and accompanied by payment in full of the aggregate Warrant Price for the common stock being purchased upon such exercise. Upon partial exercise hereof, a new warrant of like tenor and date shall be issued by CRHI to the Warrant Holder setting forth the formula for determining the balance of common stock not exercised under this Warrant. A warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Warrant Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, but not to exceed thirty (30) days, CRHI shall issue and deliver to the Warrant Holder a certificate for the number of shares of common stock issuable upon such exercise.

     5.2     Certificates.  Issuance  of  certificates for the common stock upon
             ------------
the exercise of this Warrant shall be made without charge to the registered holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by CRHI, and such certificates shall be issued in the name of the registered holder of this Warrant.

     6.     Term.     The  term during which this Warrant may be exercised shall
            ----
be  two  years  from  the  commencement  of  trading  of  CRHI's  common  stock.


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          In  the  event  that  during  the  two year term of this Warrant, CRHI commences a public offering of its stock, this Warrant may not be exercised during the period thirty (30) days before the commencement of the Offering and three (3) months after the commencement of the Offering. However, in the event that such an Offering occurs, the term of this Warrant shall be extended for four (4) months.

     7.     Assignment.     This  Warrant  shall  not  be  assignable  except by
            ----------
written  agreement  between  the  parties.

     8.     Performance  of Terms.  CRHI shall not, by amendment of its Articles
            ---------------------
of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance of sale or securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be performed hereunder by CRHI, but at all times, CRHI shall in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of Warrant Holder under this Warrant.

     9.     Amendments.  The  headings  in  this  Warrant  are  for  purposes of
            ----------
convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but rather only by an instrument in writing signed by CRHI and the Warrant Holder.

     10.     Notices.  Except  as  expressly  provided  herein,  all  notices,
             -------
requests or other communications required hereunder shall be in writing and shall be given by personal delivery, national overnight courier service, or by U.S. mail, certified or registered, postage prepaid, return receipt requested, addressed to the respective party at the applicable address set forth above, or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this paragraph 12. All notices, requests or communications shall be deemed effective upon personal delivery, or five (5) days following deposit in the United States mail, or two (2) business days following deposit with any national overnight courier service.

     In  order  to  be  effective,  any  such Notice shall be given, as follows:

     To  CRHI:               William  R.  Malone, Secretary
                             Canadian  Rockport  Homes  International,  Inc.
                             Suite  507
                             700  W.  Pender  Street
                             Vancouver,  B.C.  V6C  1G8  Canada

     With  a  copy  to:      Lawrence  I.  Washor,  Esq.
                             Washor  &  Associates
                             11150  West  Olympic  Boulevard,  Suite  980
                             Los  Angeles,  California  90064-1825

     To  Warrant  Holder:


Notice of change of address shall be given by written notice in the manner detailed in this paragraph 12. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not effect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

     11.     Jurisdiction,  Venue  and  Governing  Law.  This Agreement shall be
             -----------------------------------------
governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be resolved in the state and federal courts located in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the state and federal courts located in the County of Los Angeles, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

     12.     Validity.  If  any  one  or  more  of  the  provisions (or any part
             --------
thereof) of this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and unenforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     13.     No  Waiver  of  Rights.  The  delay  or  failure of either party to
             ----------------------
enforce at any time any provision of this Warrant shall in no way be considered a waiver of any such provision, or any other provision, of this Warrant. No waiver of, or delay or failure to enforce any provision of this Warrant shall in any way be considered a continuing waiver or be construed as a subsequent waiver of any such provision, or any other provision of this Warrant.


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     14.     Expiration  of  Warrant.  This  Warrant  shall  expire and shall no
             -----------------------
longer be exercisable at the close of business, 5:00 p.m. Los Angeles Time, on the final day of the term as set forth in paragraph 6.

     15.     Time  of  Essence;  Cooperation.  Time  is  of  the  essence in the
             -------------------------------
performance of the obligations of the parties in connection with this Agreement. All parties shall

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     THIS  SPACE  BELOW  THIS  LINE  IS  INTENTIONALLY  LEFT  BLANK


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cooperate  fully  in  carrying out the terms of this Agreement and shall prepare and execute all documents reasonably necessary to carry out the terms of this Agreement.

     16.     Arbitration.  All  disputes  relating  to,  or  arising under, this
             -----------
Warrant shall be resolved by binding arbitration before the American Arbitration Association in Los Angeles, California in accordance with the then-current rules of the Association. In any such arbitration, the prevailing party shall be awarded its reasonable attorneys fees and costs as determined by the arbitration tribunal.

     Issued  this  _____  day  of  __________,  2001.


                    CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.




                    By:______________________________
                          William  R.  Malone
                          Secretary


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